Exhibit 10.1

AMENDMENT NUMBER ONE TO

SECURITIES PURCHASE AGREEMENT

This AMENDMENT NUMBER ONE TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of April 4, 2006, by and between Winmark Corporation, a Minnesota corporation (the “Purchaser”), and BridgeFunds Limited, a Nevada corporation (the “Company”).

WHEREAS, the Purchaser and the Company entered into that certain Securities Purchase Agreement, dated as of October 13, 2004 (the “Purchase Agreement”) (capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement);

WHEREAS, pursuant to the Purchase Agreement, among other things, (a) the Purchaser purchased from the Company (i) the Initial Note on October 13, 2004, (ii) the Second Note on February 8, 2005 and (iii) the Third Note on May 20, 2005, and (b) the Purchaser may purchase from the Company the Fourth Note on or after the date of this Amendment;

WHEREAS, Section 7.7 of the Purchase Agreement provides that the Purchase Agreement may be amended, modified or supplemented only to the extent expressly set forth in a writing that is signed by the Party to be charged therewith and that sets forth therein that its purpose is to amend, modify or supplement the Purchase Agreement or some term, condition or provision thereof; and

WHEREAS, the Purchaser and the Company hereby agree and acknowledge that the purpose of this writing is to amend and restate in its entirety Section 1.2(c) of the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser and the Company hereby agree as follows:

1.             Recitals.  The recitals set forth above are hereby incorporated in their entirety.

2.             Purchase and Sale of Fourth Note.  Section 1.2(c) of the Purchase Agreement shall hereby be amended and restated in its entirety as set forth below:

“(c)         If, during the period from the date hereof through July 14, 2006, the Company shall have provided the Purchaser with evidence reasonably satisfactory to the Purchaser that the Company has originated, in the aggregate, One Million Three Hundred Fifty Thousand Dollars ($1,350,000.00) of Customer Claimant Funding (the “Fourth Funding Threshold”), then as soon as practicable after the Company’s provision of such evidence to the Purchaser, at an Additional Closing, and subject to the terms and conditions contained herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, a Note having an aggregate face value of Five Hundred Thousand Dollars ($500,000.00) (the “Fourth Note”).”

3.             Ratifications.    Except as specifically herein amended, all terms, provisions, conditions and exhibits contained in the Purchase Agreement are hereby confirmed, ratified and restated and shall remain unmodified and in full force and effect.  In the event that any provision of this Amendment shall conflict with the terms, provisions, conditions and exhibits of the Purchase Agreement, the terms, provisions, conditions and exhibits of this Amendment shall govern and control.

4.             Counterparts.   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of Winmark Corporation and BridgeFunds Limited has caused this Amendment to be executed on the date first written above by its respective officer or other representative thereunder duly authorized.

WINMARK CORPORATION

By:	/s/ Brett D. Heffes
	Name:	Brett D. Heffes
	Title:	Chief Financial Officer and Treasurer

BRIDGEFUNDS LIMITED

By:	/s/ A. Mark Berlin, Jr.
	Name:	A. Mark Berlin, Jr.
	Title:	President and Chief Executive Officer